UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

Jack Creek Investment Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39602	365269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

386 Park Avenue South, FL 20 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

(212) 710-5060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-half of one redeemable warrant	JCICU	The Nasdaq Stock Market LLC

Class A ordinary share, par value $0.0001 per share	JCIC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	JCICW	The Nasdaq Stock Market LLC

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2021, the holders of Jack Creek Investment Corp.’s (the “Company”) Class B ordinary shares elected Richard Noll to serve as a director of the Company. Mr. Noll will also serve as a member of the Audit Committee, Compensation Committee and Nominating Committee, with the Company’s Board of Directors having determined that Mr. Noll satisfied all applicable requirements to serve on such committees, including without limitation the applicable independence requirements of the Nasdaq Capital Market and the Securities Exchange Act of 1934, as amended. Following the appointment of Mr. Noll, the Company’s Compensation Committee and Nominating Committee each consists of Heather Hartnett, Samir Kaul and Mr. Noll and the Company’s Audit Committee consists of Heather Hartnett, Samir Kaul, Jeffrey Kelter and Mr. Noll. Mr. Noll will serve as part of the Company’s second class of directors until the second Annual Meeting of Stockholders or until his successor shall be elected and duly qualified.

Mr. Noll served as Chairman of the Board of Directors of Hanesbrands Inc. from 2009 to 2019, and Chief Executive Officer from 2006 to 2016. Mr. Noll joined Hanesbrands Inc. from Sara Lee Corporation where he worked for 14 years in various management positions, including President and Chief Operating Officer of Branded Apparel and Chief Executive Officer and Chief Operating Officer of Sara Lee Bakery Group, and led the turnarounds of several Sara Lee Corporation bakery and apparel businesses. Since January 2020, Mr. Noll is Chairman of the Board of Reynolds Consumer Products Inc., and serves on the Audit Committee and Compensation, Nominating and Corporate Governance Committee. In July 2019 he was appointed a member of the board of directors of Carter’s Inc., where he serves as a member of its compensation committee. Mr. Noll previously served as a director of Fresh Market Inc. from 2011 to 2016. Mr. Noll received a B.A. in Business Administration from Pennsylvania State University and an M.B.A. from Carnegie Mellon University. The Company believes Mr. Noll is well qualified to serve on the Board due to his extensive managerial experience.

There are no arrangements or understandings between Mr. Noll and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Noll and any of the Company’s other directors or executive officers.

In connection with Mr. Noll’s appointment, he and the Company entered into an indemnification agreement, a letter agreement and a joinder to the registration and shareholder rights agreement, each dated as of March 8, 2021, entered into by the Company with its directors and officers in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration and shareholder rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-248951).

In connection with his appointment as a director of the Company, Mr. Noll will receive 25,000 founder shares from the Company’s sponsor, JCIC Sponsor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK CREEK INVESTMENT CORP.

Date: March 8, 2021	By:	/s/ Lauren Ores
	Name:	Lauren Ores
	Title:	Chief Financial Officer

3